EXHIBIT 23
               CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hungarian Teleconstruct Corp. on Form S-8 of our report dated March 11, 1996 relating to the consolidated financial statements of Hungarian Teleconstruct Corp. and subsidiaries appearing in the Annual Report on Form 10-KSB of Hungarian Teleconstruct Corp. for the year ended December 31, 1995.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                      /s/ Adam Roth
                                                     ----------------
                                                      BDO Seidman LLP

Dated:    New York, New York
          December 9, 1996